UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2013

TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”), held on April 26, 2013 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 — Election of directors

The four nominees named in the definitive proxy statement were elected to serve as Group 3 directors until the 2016 annual meeting or until his/her successor is elected or qualified. Information as to the vote on each director standing for election is provided below:

	For	Against	Abstain
Antonio F. Faría-Soto	13,708,773	641,339	50,375
Manuel Figueroa-Collazo	13,674,164	653,700	72,623
David H. Chafey, Jr.	14,118,062	246,589	35,836
Joseph A. Frick	14,064,154	251,497	84,836

Each director also received 2,730,583 broker non-votes. Broker non-votes and abstentions did not have an effect on the vote because such shares are not considered votes cast.

Proposal 2 — Ratification of the selection of the independent registered public accounting firm

The voting results were as follows. There were no broker non-votes.

For	Against	Abstain
17,047,846	61,762	21,462

Proposal 3 — Advisory vote on the compensation of our named executive officers

The voting results were as follows.

For	Against	Abstain
13,608,776	690,355	101,354

There were 2,730,583 shares for broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: April 30, 2013	By:	/s/ Ramón M. Ruiz-Comas
Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer